Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO

CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT dated as of September 12, 2008 (this “Amendment”), by and among by and among (a) STAPLES, INC. (the “Borrower”), a Delaware corporation having its principal place of business at 500 Staples Drive, Framingham, MA 01701, (b) the lending institutions listed under the caption “Lenders” on signature pages hereto (the “Lenders”), (c) LEHMAN BROTHERS COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and (d) BANK OF AMERICA, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION, as co-syndication agents for the Lenders (collectively, the “Co-Syndication Agents”), amends certain provisions of that certain Credit Agreement, dated as of April 1, 2008 among the Borrower, the Lenders, the Syndication Agent, the Co-Documentation Agents and the Administrative Agent (as amended and in effect from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend certain provisions of the Credit Agreement as provided more fully herein below;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.           Amendment to §2.6(a). §2.6(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(a) If after the Effective Date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from the incurrence or issuance of any Indebtedness (other than Excluded Indebtedness), not later than ten (10) Business Days following the date of receipt of the Net Cash Proceeds of such Indebtedness the Total Commitment shall be reduced in an amount equal to such Net Cash Proceeds (and the Loans shall be prepaid to the extent required by §2.6(e) hereof); provided that (i) upon such date of receipt of the Net Cash Proceeds the Borrower shall deposit the amount of such Net Cash Proceeds in a deposit account acceptable to the Initial Lenders and such amount shall be held in such account during such ten Business Day period and available for withdrawal by the Borrower only for the purposes of repaying outstanding commercial paper and/or loans under the Existing Credit Agreement, (ii) if, on any date during such ten Business Day period, the Borrower shall use any portion of the amount in such account for the purposes of repaying the amounts specified in clause (i) above, the Total Commitments shall be reduced on such date in the amount equal to each such repayment, (iii) if upon the tenth Business Day following receipt of such Net Cash Proceeds any portion of the amount in such account remains unapplied, the Total Commitments shall be reduced on such date in an amount equal to such unapplied amount and the funds held in such account shall be remitted by the relevant depositary institution to the Borrower upon its instructions, (iv)

during such ten Business Day period the Borrower shall use all funds available in such account to repay maturing commercial paper during such period before it shall make any request for a Loan hereunder and (v) without limiting the foregoing, upon the termination of the Total Commitments and repayment of all Loans hereunder, the funds (if any) held in such account shall be remitted by the relevant depositary institution to the Borrower upon its instructions.”

§2. Affirmation and Acknowledgement. Each of the Borrower and the Guarantors hereby ratifies and confirms all of its Obligations to the Lenders and the Administrative Agent, including, without limitation, the Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans, the Obligations, and all other amounts due under the Credit Agreement as amended hereby and each Guarantor hereby affirms its obligations in respect of the Guaranty to which it is a party and all other Obligations payable by it under the Loan Documents.

§3. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:

(a)           The execution, delivery and performance by the Borrower of this Amendment and the transactions contemplated hereby (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject which would have a material adverse effect either individually or in the aggregate on the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to fulfill its obligations under the Credit Agreement and the other Loan Documents to which it is a party, (iv) do not conflict with or result in any breach or contravention of any judgment, order, writ, injunction, license or permit applicable to the Borrower and (v) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower.

(b)           The execution and delivery of this Amendment will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c)           The execution, delivery and performance by the Borrower of this Amendment and the transactions contemplated hereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

(d)           Each of the representations and warranties of the Borrower and its Subsidiaries contained in the Credit Agreements, the other Loan Documents or in any, document or instrument delivered pursuant to or in connection with this Amendment shall be true as of the date hereof, with the same effect as if made at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other

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Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

§4.            Conditions. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

(a) this Amendment and all related documents, as applicable, shall have been duly executed and delivered by the Borrower, the Required Lenders, the Administrative Agent and each other party thereto, as applicable, and shall be in full force and effect; and

(b) all corporate action necessary for the valid execution, delivery and performance by the Borrower of this Amendment and each of the related documents to which it is or is to become a party, shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

§5.            Miscellaneous Provisions.

§5.1. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement and the Loan Documents, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement and the Loan Documents shall be read and construed as one instrument. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§5.2. This Amendment shall be construed according to and governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

§5.3. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

§5.4. The Borrower hereby agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including reasonable legal fees).

§5.5. This Amendment shall constitute a Loan Document under the Credit Agreement, and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute Obligations under the Loan Documents.

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STAPLES, INC.

By:	/s/Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President, Finance and Treasurer

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:	/s/ Ahuva Schwager
Name: Ahuva Schwager
Title: Authorized Signatory

LENDERS

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Ahuva Schwager
Name: Ahuva Schwager
Title: Authorized Signatory

BANK OF AMERICA, N.A.,
as Lender and Co-Syndication Agent

By:	/s/Thomas J. Kane
Name: Thomas J. Kane
Title: SVP

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender and Co- Syndication Agent

By:	/s/Robert J. Devir
Name: Robert J. Devir
Title: Managing Director

KEY BANK NATIONAL ASSOCIATION

By:	/s/Marianne T. Meil
Name: Marianne T. Meil
Title: Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/Yoshihiro Hyakutome
Name: Yoshihiro Hyakutome
Title: General Manager

PNC BANK, NATIONAL ASSOCIATION

By:	/s/Michael A. Richards
Name: Michael A. Richards
Title: Senior Vice President

THE BANK OF NOVA SCOTIA

By:	/s/Todd Meller
Name: Todd Meller
Title: Managing Director

SOVEREIGN BANK

By:	/s/Judith C.E. Kelley
Name: Judith C.E. Kelley
Title: Senior Vice President

Acknowledged and Agreed:

GUARANTORS

STAPLES THE OFFICE SUPERSTORE, LLC

By:	/s/Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President, Finance, Treasurer

STAPLES THE OFFICE SUPERSTORE EAST, INC.

By:	/s/Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President, Finance, Treasurer

STAPLES CONTRACT & COMMERCIAL, INC.

By:	/s/Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President, Finance, Treasurer

STAPLES THE OFFICE SUPERSTORE, LIMITED PARTNERSHIP

By:	/s/Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President, Finance, Treasurer